                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No.      )

Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:
[X]  Preliminary proxy statement
[ ]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            PEOPLES FIRST CORPORATION
- -------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                            PEOPLES FIRST CORPORATION
- -------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     [X]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2).
     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     [ ] Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11(1).

     (1)  Title of each class of securities to which transactions applies:

- --------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price of other underlying value of transaction computer pursuant to Exchange Act Rule 0-11:(1)
- -------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
- -------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

- -------------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

- -------------------------------------------------------------------------------

     (3)  Filing party:

- -------------------------------------------------------------------------------

     (4)  Date filed:

- -------------------------------------------------------------------------------
- ------------------
     (1)Set forth the amount on which the filing fee is calculated and state how it was determined.

                              March 24, 1994



Dear Shareholder:

       We are enclosing the 1993 Annual Report, Notice of the 1994 Annual Meeting of Shareholders, Proxy Statement, and Proxy Form. For shareholders participating in the Corporation's Share Owner Dividend Reinvestment and Stock Purchase Plan, the enclosed Proxy Form will also represent shares held in the dividend reinvestment plan.

       PLEASE NOTE THAT THE ANNUAL MEETING WILL BE HELD AT THE EXECUTIVE INN IN INTERNATIONAL ROOM D ON TUESDAY, APRIL 26, 1994 AT 4:00 P.M.

       We would appreciate your signing the enclosed Proxy Form and returning it to Peoples First in the enclosed self-addressed envelope even if you plan to attend the meeting. You may revoke the proxy at the meeting should you desire to vote your shares in person.

                             Very truly yours,



                             Aubrey W. Lippert
                             Chairman of the Board and President

                            PEOPLES FIRST CORPORATION
                              100 South 4th Street
                              Post Office Box 2200
                          Paducah, Kentucky 42002-2200

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 26, 1994


        The Annual Meeting of Shareholders of Peoples First Corporation (the "Corporation") will be held at the Executive Inn, International Room D, One Executive Boulevard, Paducah, Kentucky, at 4:00 p.m. (local time), on April 26, 1994, for the following purposes:

     1.  ELECTION OF DIRECTORS.  To elect seven directors.

     2. AMENDMENT TO ARTICLES OF INCORPORATION. To act upon a proposal to amend the Corporation's articles of incorporation to (a) increase the number of authorized shares of common stock from 10,000,000 to 30,000,000 shares and (b) authorize 6,000,000 shares of preferred stock, with such preferences, limitations and relative rights as may be determined by the Board of Directors.

     3. AMENDMENTS TO 1986 STOCK OPTION PLAN. To act upon a proposal to approve amendments to the Corporation's 1986 Stock Option Plan.

     4. RATIFICATION OF APPOINTMENTS TO AUDIT COMMITTEE. To act upon a proposal to ratify the appointment of directors to the Audit Committee of the Corporation's Board of Directors.

     5. OTHER BUSINESS. To act upon such other matters as may properly be brought before the Annual Meeting or any adjournment thereof.

     Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement accompanying this Notice.

     Only those holders of record of the Corporation's common stock at the close of business on March 18, 1994, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

                           BY ORDER OF THE BOARD OF DIRECTORS



                           A. Howard Arant
                           Secretary

Paducah, Kentucky
March 24, 1994

- -------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

               PLEASE DATE, SIGN, AND PROMPTLY RETURN THE ENCLOSED
                PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE.
- -------------------------------------------------------------------------------

                            PEOPLES FIRST CORPORATION
                              100 South 4th Street
                              Post Office Box 2200
                          Paducah, Kentucky  42002-2200


                       PROXY STATEMENT FOR ANNUAL MEETING
                    OF SHAREHOLDERS TO BE HELD APRIL 26, 1994


     The Board of Directors of Peoples First Corporation (the "Corporation") is soliciting the accompanying proxy form for use at the 1994 Annual Meeting of Shareholders to be held at 4:00 p.m. (local time) on Tuesday, April 26, 1994, at the Executive Inn, One Executive Boulevard, Paducah, Kentucky.

     Only holders of record of the Corporation's common stock of no par value (the "Common Stock") at the close of business on March 18, 1994 (the "Record Date"), are entitled to notice of and to vote at the 1994 Annual Meeting. On March 18, 1994, there were 7,103,755 shares of Common Stock issued, outstanding, and entitled to vote at the 1994 Annual Meeting. Numbers of shares of Common Stock contained herein have been adjusted to reflect a 2-for-1 stock split effected in the form of a 100% stock dividend on January 4, 1994.

     Each holder of Common Stock has one vote per share in all matters coming before the Annual Meeting, except for the election of directors, for which each shareholder is entitled to vote the number of shares held on the Record Date multiplied by the number of directors to be elected, and may cast all of those votes for a single nominee or may distribute the votes among as many nominees as desired. The Board of Directors is soliciting authority for the proxies to vote shares in this fashion at their discretion. Proxy forms may be revoked at any time before the taking of the vote at the 1994 Annual Meeting by delivering written notice of revocation to the Corporation's Secretary.

     This Proxy Statement and the accompanying proxy form are first being sent or given to shareholders on or about March 24, 1994.


                             PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of March 18, 1994, certain information with respect to each person known to the Corporation to beneficially own five percent or more of the outstanding Common Stock, as well as the aggregate number of shares of Common Stock beneficially owned by all of the directors and officers of the Corporation and executive officers of the Corporation's subsidiary banks (the "Banks") as a group.



                                     Number of Shares
                                       and Nature of          Percentage
Name and Address                   Beneficial Ownership        of Class
- ----------------                   --------------------       ----------

Peoples First National                   799,668(1)              11.3%
 Bank and Trust Company ("PFNB")
100 S. 4th Street
P. O. Box 1920
Paducah, Kentucky 42001

All Directors and Officers
 of the Corporation and Executive
 Officers of the Banks as a
 Group (29 persons)                    1,079,267(2)            14.9%(3)

________________________________

(1) Includes 589,198 shares PFNB holds in a fiduciary capacity, as trustee, executor or otherwise, including 497,040 shares held with sole voting and dispositive power, and 92,158 shares held with shared voting and dispositive power. In addition, PFNB holds 210,470 shares as Trustee for the Corporation's Employee Stock Ownership Plan (the "ESOP"), with respect to which PFNB has sole dispositive power. PFNB must vote 210,470 shares as specifically directed by each ESOP member with respect to the shares allocated to that member's account.

(2) The number of shares owned by individual directors of the Corporation and the nature of their beneficial ownership are set forth in the table under "ELECTION OF DIRECTORS." Other officers of the Corporation and executive officers of the Banks beneficially own 196,690 shares.

(3) Shares of Common Stock subject to options that are or will become exercisable within 60 days have been deemed outstanding for computing the percentage of class of the group, whose members hold the options, but are not deemed outstanding for computing the percentage of class of any other person.


                              ELECTION OF DIRECTORS

       The Corporation's Board of Directors consists of 17 members in three classes. Directors are elected to three-year terms, and ordinarily one class of directors is elected at each annual meeting of shareholders.

       The Corporation will elect seven directors at the 1994 Annual Meeting. Walter L. Apperson, William R. Dibert, R. E. Fairhurst, Jr., Dennis W. Kirtley, Aubrey W. Lippert, and Allan Rhodes, Jr. have been nominated for election as directors for terms expiring at the 1997 Annual Meeting. Gathiel D. Baker has been nominated for election as a director for a term expiring at the 1995 Annual Meeting. Messrs. Apperson, Dibert, Fairhurst, Lippert and Rhodes currently serve on the Board of Directors. In accordance with the terms of the Merger Agreement and Plan of Reorganization among the Corporation, First Kentucky Bancorp, Inc., and First Kentucky Federal Savings Bank, and as permitted by the Corporation's Articles of Incorporation, the Board of Directors has increased the number of directors from 15 to 17 and has nominated Dennis W. Kirtley and Gathiel D. Baker for election to the two new directorships.

       The Corporation's Articles of Incorporation provide that the number of its directors will be fixed from time to time by the Board of Directors. Between meetings of shareholders held for the election of directors, the Board of Directors may increase or decrease the number of directors last approved by the shareholders by thirty percent (30%) or less. Any vacant directorship, whether resulting from an increase in the number of directors or otherwise, may be filled by the affirmative vote of the majority of the Directors then in office, whether or not a quorum of the Board of Directors exists at the time of the vote, for a term of office continuing only until the next election of directors by the shareholders. A decrease in the number of directors, however, will not have the effect of shortening the term of any incumbent director.

       If any named nominee should refuse or be unable to serve, the Board of Directors believes the persons designated as proxies will vote the shares represented by the enclosed proxy form for the substitute nominee, if any, proposed by the Board of Directors. No circumstances are now known, however, that would prevent any of the nominees from serving. In the election of directors, the designated proxies may cumulatively cast the votes authorized by each proxy form received if such action is deemed by them to be appropriate. Proxy forms cannot be voted for a greater number of persons than the number of nominees named.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE BOARD'S NOMINEES.

       The following information is furnished as of March 18, 1994, with respect to each person nominated for election as a director at the 1994 Annual Meeting, each director whose term will continue after the 1994 Annual Meeting, and each nondirector executive officer of the Corporation included in the summary compensation table on page 11. Unless otherwise indicated, each person has been engaged in the listed occupation for the past five years.



                                                                                             Shares of
                                                                          Director           Common Stock
Name, Age, Principal Occupation or Position,                            or Executive         Beneficially         Percentage of
Other Directorships                                                     Officer Since        Owned (1)            Class (2)
- -------------------------------------------------                       -------------        ------------         -------------

                                                 NOMINEES FOR A TERM ENDING IN 1997

WALTER L. APPERSON, 60 . . . . . . . . . . . . . . . . . . .                1992               1,284                  *
     President and Operations Officer,
       Murray Ledger and Times,
       a daily newspaper

WILLIAM R. DIBERT, 56. . . . . . . . . . . . . . . . . . . .                1989               7,372                  *
     President and CEO of Crounse Corporation,
       a river transportation company

R. E. FAIRHURST, JR., 47 . . . . . . . . . . . . . . . . . .                1987             109,550(3)             1.5%
     Owner of Fairhurst Realty, real estate brokers

DENNIS W. KIRTLEY, 50. . . . . . . . . . . . . . . . . . . .                1994              77,608(4)             1.1%
     President and Chief Executive Officer
       of First Kentucky Federal Savings Bank

                                      -3-


                                                                                             Shares of
                                                                          Director           Common Stock
Name, Age, Principal Occupation or Position,                            or Executive         Beneficially         Percentage of
Other Directorships                                                     Officer Since        Owned (1)            Class (2)
- -------------------------------------------------                       -------------        ------------         -------------


AUBREY W. LIPPERT, 53. . . . . . . . . . . . . . . . . . . .                1983             159,642(5)             2.2%
     Chairman of the Board, President, and Chief
       Executive Officer of the Corporation;
       Chairman of the Board and Chief Executive
       Officer of PFNB

ALLAN RHODES, JR. 43 . . . . . . . . . . . . . . . . . . . .                1991              15,627(6)               *
     President of Allan Rhodes, Inc., an
       automobile dealership
                                                  NOMINEE FOR A TERM ENDING IN 1995


GATHIEL D. BAKER, 68 . . . . . . . . . . . . . . . . . . . .                1994              35,782(7)               *
     President of Tri-City Auto Parts

                                                  TO CONTINUE IN OFFICE UNTIL 1995


JOE DICK, 66 . . . . . . . . . . . . . . . . . . . . . . . .                1992              27,006                  *
     Vice Chairman of the Corporation and
       Consultant to Bank of Murray
     Formerly Chairman and Chief Executive
       Officer of Bank of Murray

WILLIAM ROWLAND HANCOCK, 46. . . . . . . . . . . . . . . . .                1989              24,938(8)               *
     President of Hancock Fabrics, Inc., a
       fabrics retailer

ROBERT P. MERIWETHER, 47 . . . . . . . . . . . . . . . . . .                1987             123,228(9)             1.7%
     Neurosurgeon

JOE HARRY METZGER, 64. . . . . . . . . . . . . . . . . . . .                1983              22,638(10)              *
     Vice President of R & M Grocery Co. since
       1991
     Former President of Metzger Packing Co., Inc.,
       a meat packing company

JERRY L. PAGE, 60. . . . . . . . . . . . . . . . . . . . . .                1983             112,962(11)            1.6%
     Business Consultant

                                                  TO CONTINUE IN OFFICE UNTIL 1996

ALLAN B. KLEET, 45 . . . . . . . . . . . . . . . . . . . . .
     Chief Financial Officer and Treasurer
       of the Corporation. . . . . . . . . . . . . . . . . .                1986              45,312(12)              *

RUFUS E. PUGH, 59. . . . . . . . . . . . . . . . . . . . . .                1987               6,498(13)              *
     President of Golden Eagle Distributing, Inc.,
       a wholesale beer distributor

MARY WARREN SANDERS, 45. . . . . . . . . . . . . . . . . . .                1992              48,038(14)              *
     Certified Public Accountant with
       Michael D. Pierce, CPA since 1992
     Formerly with Richardson, Howe,
       and Wilson, CPAs

                                      -4-


                                                                                             Shares of
                                                                          Director           Common Stock
Name, Age, Principal Occupation or Position,                            or Executive         Beneficially         Percentage of
Other Directorships                                                     Officer Since        Owned (1)            Class (2)
- -------------------------------------------------                       -------------        ------------         -------------

VICTOR F. SPECK, JR., 58 . . . . . . . . . . . . . . . . . .                1987              32,294(15)              *
     President of Welders Supply Company, Inc.,
       a supplier of welding products and
       equipment

NEAL H. RAMAGE, 55 . . . . . . . . . . . . . . . . . . . . .                1989              32,798(16)              *
     President and Chief Executive Officer
       of Salem Bank, Inc.

                                                     CERTAIN EXECUTIVE OFFICERS

STEPHEN B. KIGHT, 42 . . . . . . . . . . . . . . . . . . . .                1983              88,894(17)            1.2%
     Executive Vice President of the
       Corporation since 1993
     Former President and Chief Operating
       Officer of PFNB

GEORGE B. SHAW, 48 . . . . . . . . . . . . . . . . . . . . .                1993                 200                  *
     President and Chief Operating
       Officer of PFNB since 1993
     Former President and Chief
       Executive Officer of Bowling
       Green Bank & Trust Co.

________________________________

     (*)  Represents 1% or less of the outstanding Common Stock.

     (1) In the table above, the named person has sole voting and dispositive power with respect to the reported shares unless otherwise indicated. When joint ownership is noted, the joint owners share voting and dispositive power with respect to the shares. When holdings of a family member are included but are noted as being held "individually," the family member has sole voting and investment powers with respect to the indicated shares.

     (2) Shares of Common Stock subject to currently exercisable options are deemed outstanding for computing the percentage of class of the person holding such options but are not deemed outstanding for computing the percentage of class of any other person.

     (3) Of the listed shares, Mr. Fairhurst's wife holds 4,800 shares individually, and Mr. Fairhurst's sons hold 1,920 shares. In addition, Mr. Fairhurst holds 64,000 shares as trustee for two trusts created by his father's estate, with respect to which he has sole voting and investment power.

     (4) Includes 62,360 shares held jointly by Mr. Kirtley and his wife, 1,135 shares held individually by Mr. Kirtley's wife and 1,126 shares held in Mr. Kirtley's First Kentucky Federal ESOP account for which he has voting but no investment power.

     (5) Includes 84,900 shares subject to currently exercisable stock options and 19,120 shares held in Mr. Lippert's ESOP account for which he has voting but no investment power.

     (6)  Includes 15,227 shares held jointly by Mr. Rhodes and his wife.




     (7)  Includes 9,450 shares held by Mr. Baker's wife.

     (8) Includes 2,007 shares held jointly by Mr. Hancock and his wife and 357 shares owned by Mr. Hancock's minor children.

     (9) Includes 78,746 shares held by Dr. Meriwether as trustee for the Meriwether PSC Pension Plan, for which he holds sole voting and investment power.

     (10) Includes 20,638 shares held individually by Mr. Metzger's wife.

     (11) Includes 50,000 shares held individually by Mr. Page's wife.

     (12) Includes 40,840 shares subject to currently exercisable stock options, 631 shares held individually by Mr. Kleet's wife, and 2,480 shares held in Mr. Kleet's ESOP account for which he has voting but no investment power. Mr. Kleet disclaims beneficial ownership of the shares held by his wife.

     (13) Includes 1,762 shares held jointly by Mr. Pugh and his wife.

     (14) Includes 1,260 shares held individually by Ms. Sanders' husband and 32,286 held in trust of which Ms. Sanders is beneficial owner with voting and dispositive rights. Also includes 13,662 shares in another trust for which Ms. Sanders is beneficial owner without voting and investment rights.

     (15) Includes 4,500 shares held individually by Mr. Speck's wife.

     (16) Includes 10,800 shares subject to currently exercisable stock options, 448 shares held in Mr. Ramage's ESOP account for which he has voting but no investment power, and 21,386 shares held jointly by Mr. Ramage and his wife.

     (17) Includes 15,248 shares held jointly by Mr. Kight and his wife, 68,000 shares subject to currently exercisable stock options, and 5,646 shares held in Mr. Kight's ESOP account for which he has voting but no investment power.

________________________________

       The Corporation's subsidiary Banks have had, and expect to have in the future, banking transactions in the ordinary course of business with various directors and officers of the Corporation and the Banks and with many of their associates on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with others. In the opinion of management, such loans did not involve more than normal risk of collectability or present other unfavorable features. The aggregate balance of outstanding loans to directors and officers of the Corporation and the Banks and certain corporations and individuals related to such persons totalled $19,066,777 or 24.5% of the Corporation's stockholders' equity as of December 31, 1993.


                      COMMITTEES OF THE BOARD OF DIRECTORS

       The Corporation's Executive Compensation Committee reviews and recommends to its Board of Directors the compensation of the principal officers of the Corporation and the Banks. The Executive Compensation Committee met two times during 1993. The present members of the Executive Compensation Committee are Messrs. Apperson, Dibert, Fairhurst, Hancock, Metzger, Page, Pugh, and

Speck. The Executive Compensation Committee will be discontinued immediately following the 1994 Annual Meeting and its duties will be assumed by the newly formed Executive Committee at that time.

       The Corporation's Executive Committee was established on December 15, 1993. The Executive Committee may exercise all the authority of the Board of Directors between regular quarterly Board meetings except with respect to actions specifically excluded by Section 2.11 of the Corporation's Bylaws. Beginning immediately after the 1994 Annual Meeting, the Executive Committee will assume responsibility for reviewing and recommending to the Board of Directors the compensation of the principal officers of the Corporation and the Banks. The present members of the Executive Committee are Messrs. Apperson, Dick, Hancock, Meriwether, Page, Pugh, and Speck.

       The Corporation's Audit Committee, which is composed entirely of non-management directors, reviews the audit plans and the results of audits of the Corporation and the Banks performed by the Corporation's internal audit department and independent certified public accountants. Messrs. Dibert, Hancock, Rhodes, Sanders and Speck were approved as members of the Audit Committee at the 1993 Annual Meeting. The Audit Committee met four times during the year.

       The Corporation's Loan Review Committee monitors the quality and composition of the Corporation's loan portfolio and reviews reports of the Corporation's loan review officers. The Loan Review Committee met four times during 1993. The present members of the Loan Committee are Messrs. Apperson, Dibert, Dick, Page, Pugh, and Rhodes and Ms. Sanders.

       The Corporation's Nominating Committee recommends persons to fill vacancies existing on the Board of Directors from time to time. The Nominating Committee did not meet during 1993. The present members of the Nominating Committee are Messrs. Apperson, Dibert, Dick, Hancock, Meriwether, Metzger, Pugh, Page and Speck.

       The following is the provision of the Corporation's Bylaws regarding the nomination of directors by shareholders.

       SECTION 2.13 NOMINATION OF DIRECTORS.

              (a) Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder. Any shareholder who intends to nominate or to cause to have nominated any candidate for election to the Board of Directors (other than a candidate nominated by the Board of Directors) shall deliver or mail written notification of the nomination to the President not less than fourteen days nor more than fifty days before any meeting of shareholders called for the election of directors; provided, however, that if less than twenty-one days' notice of the meeting is given to shareholders, such notification shall be delivered or mailed to the President not later than the close of business on the seventh day following the notice of meeting was mailed. Any such notification shall contain the following information to the extent known to the notifying shareholder or shareholders:

              (1)     The name and address of each proposed nominee;

              (2)     The principal occupation of each proposed nominee;

              (3) The total number of shares that, to the knowledge of the notifying shareholder or shareholders, will be voted for each proposed nominee;

              (4) The name and residence address of each notifying shareholder; and

              (5)     The number of shares owned by each notifying shareholder.

              (b) The chairman of any meeting of shareholders held for the election of directors may disregard any nomination for director not made in accordance with the provisions of this Section, and upon the instruction of the chairman, the inspectors of election shall disregard all votes cast for any nominee whose nomination was not made in accordance with the provisions of this Section.

DIRECTOR COMPENSATION

       The Board of Directors held a total of ten regularly scheduled and special meetings during 1993. Directors who are not employees of the Corporation generally receive an annual fee of $3,400 for their services. Directors who are employees of the Corporation generally do not receive a fee for their services, with the exception of Mr. Ramage who received a fee of $3,400. In 1993 all Directors attended at least 75 percent of the total number of meetings of the Board of Directors and committees on which they served as members.

       Joe Dick, Vice Chairman and a director of the Corporation and the former President, Chief Executive Officer and Chairman of Bank of Murray, currently serves as a consultant to Bank of Murray following his retirement as of January 1, 1993. Under the terms of a consulting and non-competition agreement between Mr. Dick and the Corporation, Mr. Dick will provide consulting services to Bank of Murray, including advisory services with respect to marketing, business development, and operations, for a term through December 31, 1997. For his consulting services, Mr. Dick is paid $100,000 per year.

       Dennis W. Kirtley, a nominee for election as a director of the Corporation and President of First Kentucky Federal Savings Bank, entered into an employment agreement with First Kentucky as of March 10, 1994. The employment agreement provides for Mr. Kirtley's continued employment as President and Chief Executive Officer of First Kentucky for three years from that date at a base salary of $105,000 per year. Mr. Kirtley has the right to compensation or other benefits after termination of employment only when such termination is without "just cause" (as defined). If employment is terminated without just cause, Mr. Kirtley is entitled to receive his salary up to the date of termination of his employment agreement plus an additional twelve-month period, but in no event more than three years' salary, and the cost of his obtaining all health, life and disability benefits for a period of one year from the date of termination, unless he obtains comparable benefits elsewhere through other employment prior to the end of the twelve-month period.

                   REPORT OF EXECUTIVE COMPENSATION COMMITTEE

       The Corporation's Executive Compensation Committee and Executive Committee are comprised entirely of independent, nonemployee directors. The Executive Compensation Committee reviewed and recommended to the Board of Directors the compensation paid to the executive officers of the Corporation in 1993. The Executive Compensation Committee will be discontinued immediately following the 1994 Annual Meeting and its duties will be assumed by the Executive Committee at that time.

       The Corporation's executive compensation program is structured to help the Corporation achieve its business objectives by:

       - Setting levels of compensation designed to attract talented executives in a highly competitive banking environment;

       - Providing annual cash incentive compensation based on the Corporation's attainment of a targeted return on equity; and

       - Providing long-term incentive compensation in the form of stock options designed to align executives' interests with the interests of the Corporation's shareholders.

BASE SALARIES

       The Compensation Committee recommends salary levels for the Corporation's executive officers that are intended to be consistent with industry practice and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance of the Corporation, and the performance of the individual executive. The Committee has engaged independent consultants from time to time to assist with compensation policy issues. The Committee's recommendations for 1993 base salaries for executive officers approximated the median base salaries paid to executives having similar responsibilities with banks or bank holding companies of comparable asset size to Peoples First National Bank or the Corporation, based on data compiled by the Committee's consultant.

ANNUAL BONUS

       To insure that a significant portion of compensation is based on performance, the annual bonus payable to each executive officer of the Corporation is based upon the attainment of a targeted return on equity percentage by the subsidiary Bank by which the executive officer is employed.
At the beginning of each fiscal year, the Committee establishes the return on equity target and budgets a certain amount for the bonus based on a percentage of salary for participants based on levels of responsibility. The percentage of salary payable as a bonus for all levels of responsibility increases or decreases in proportion to the amount by which actual return on equity percentage exceeds or falls short of the target.

STOCK OPTION GRANTS

       To link a portion of incentive compensation to the market performance of the Common Stock, the Corporation has periodically granted key employees stock options under its 1986 Stock Option Plan (the "Option Plan"). In addition to providing key employees an incentive to put forth maximum effort for the Corporation's success, the Committee believes option grants appropriately give key employees a common interest with its shareholders in the Corporation's long-term share performance. In setting the number of shares subject to options and other terms and conditions of an individual grant, the Committee considers the individual's responsibilities and contribution to the success of the Corporation and the individual Bank. Consistent with the long-term incentive purpose of option grants, each grant generally provides that each year options become exercisable with respect to 20% of the underlying shares.

       At the end of 1992, the Committee recommended awards for options for 29,000 shares to the named executive officers. Because few shares remained available for issuance under the Option Plan, no options were awarded during 1993 except for an initial grant to an executive officer who joined the Corporation during the year.

       To insure that a portion of each executive officer's compensation can continue to be linked directly to stock performance, the Board of Directors is proposing an amendment to the Option Plan that would, among other things, make a number of shares equal to 10% of the total number of shares of Common Stock issued and outstanding available for grants of options and other stock-based incentive awards. See PROPOSAL TO AMEND 1986 STOCK OPTION PLAN.

1993 COMPENSATION

       The Committee increased Mr. Lippert's base salary for 1993 by 10.5% over the 1992 level based on its consideration of Mr. Lippert's contribution to the 1992 performance of the Corporation and PFNB, and a 36.8% increase in the market price of the Common Stock in 1992. Mr. Lippert's bonus was set at 10% of salary, which percentage increased to 11.1% when PFNB's return on equity for 1993 exceeded the targeted percentage. He also was granted options for 13,000 shares of Common Stock at the end of 1992. During 1993, the Corporation and the Banks continued their strong earnings performance. The Corporation's earnings per share increased by 14.6% to $1.49 from $1.30 in 1992. Return on equity for 1993 and 1992 was 12.99% and 12.57% respectively. The market price per share of the Common Stock increased by 56.9% in 1993, to $25.50 from $16.25 at the end of 1992. The foregoing per share amounts have been adjusted to reflect a 2-for-1 stock split in the form of a 100% stock dividend on January 4, 1994.


                        EXECUTIVE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

     Walter L. Apperson                      William R. Dibert
     R. E. Fairhurst, Jr.                    William Rowland Hancock
     Joe Harry Metzger                       Jerry L. Page
     Rufus E. Pugh                           Victor F. Speck, Jr.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to the compensation of the Corporation's Chief Executive Officer and its most highly compensated executive officers whose total annual salary and bonus for 1993 exceeded $100,000.


                                                          ANNUAL COMPENSATION


                                                                        Other              Long-Term               All
Name and Principal                                                     Annual            Compensation          Other Com-
    Position                  Year        Salary          Bonus    Compensation(1)      Options (#)(2)        pensation(3)
- ------------------            ----        ------          -----    ---------------      --------------        ------------

AUBREY W. LIPPERT             1993       $200,000        $22,280         $0                   0                 $11,608
  Chairman of the Board,      1992        181,000         20,515          0                  13,000              10,730
  President and Chief         1991        165,000         19,291          0                  15,000
  Executive Officer
  of the Corporation,
  Chairman of the Board
  and Chief Executive
  Officer of PFNB

STEPHEN B. KIGHT              1993       $123,000        $13,702         $0                   0                  $7,187
  Executive Vice President of 1992        115,000         13,035          0                   8,000               6,824
  the Corporation;            1991        100,000         11,691          0                  10,000
  President and Chief
  Operating Officer of
  PFNB(4)

ALLAN B. KLEET                1993       $110,000        $12,254         $0                   0                  $6,427
  Chief Financial Officer     1992        103,000         11,674          0                   8,000               6,112
  and Treasurer               1991         97,200         11,364          0                  12,000
  of the Corporation

GEORGE B. SHAW                1993        $69,231        $58,000         $0                  10,000                $218
  President and Chief
  Operating Officer of
  PFNB(4)

___________________
(1) Does not include perquisites, the value of which in all cases did not exceed 10% of the total of the named individual's salary and bonus.

(2) Options with respect to each fiscal year are awarded in January of the following fiscal year. The number of shares underlying options has been adjusted to reflect the Corporation's 2-for-1 stock split in the form of a 100% stock dividend on January 4, 1994.

(3) The following amounts are included in the above table. Contributions made under the Employee Stock Ownership Plan in fiscal 1993 were Mr. Lippert $5,062; Mr. Kight $3,113; Mr. Kleet $2,784; Mr. Shaw $0. Contributions made under the 401(k) Plan in fiscal 1993 were: Mr. Lippert $6,000; Mr. Kight $3,690; Mr. Kleet $3,300; Mr. Shaw $0. Life insurance premiums paid in fiscal 1993 were Mr. Lippert $546; Mr. Kight $384; Mr. Kleet $343; Mr. Shaw $218.

(4) Mr. Kight served as President and Chief Operating Officer of PFNB until May 7, 1993, when Mr. Kight assumed his current position, and Mr. Shaw joined the Corporation as President and Chief Operating Officer of PFNB.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR




                                                                                                         Potential Realizable Value
                                                                                                         at Assumed Annual Rates
                                                                                                         of Stock Price Appreciation
                                             Individual Grants                                           for Option/SAR Term(1)
- -----------------------------------------------------------------------------------------------------------------------------------

                    Number of Securities     % of Total Options/    Exercise or
                    Underlying Options/      SARs Granted to        Base Price        Expiration
Name                SARs Granted             Employees in 1993        ($/sh)             Date               5%            10%
- ----                --------------------     -------------------    -----------       ----------            --            ---

George B. Shaw      10,000                   100%                   $16.88            6/1/2003           $106,157       $269,024

____________________

(1) If the market price of the Common Stock increased by 5% per year and 10% per year for the ten years after the date of grant, the total increase in shareholder value would be $67,015,476 and $169,830,375, respectively.





               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUES


                                                              Number of Securities
                                                             Underlying Unexercised                Value of Unexercised In-the-Money
                                                             Options at Year End(#)                     Options at Year End ($)
               Shares Acquired           Value               ----------------------                ---------------------------------
Name           on Exercise (#)        Realized($)      Exercisable(1)        Unexercisable          Exercisable(1)   Unexercisable
- ----           ---------------        -----------      --------------        -------------          --------------   -------------

Aubrey W.
Lippert               0                   $0                84,900              30,600              $1,457,151          $402,524

Stephen B. Kight      0                    0                68,000              19,200               1,223,012           252,016

Allan B. Kleet      4,000               71,140              40,840              20,960                 683,399           276,787

George B. Shaw        0                    0                  0                 10,000                     0              86,200

__________________________________________

(1)    Includes options that became exercisable on or before January 6, 1994.


           COMMON STOCK PERFORMANCE VERSUS NASDAQ STOCK MARKET (U.S.)
                         AND NASDAQ BANK STOCKS INDICES














                           [Insert Performance Graph]









       The graph above assumes $100 invested on December 31, 1988 in the Corporation's Common Stock, the NASDAQ Stock Market (U.S.) Index, and the NASDAQ Bank Stocks Index, and assumes reinvestment of dividends.


                     1988        1989           1990           1991           1992           1993
                     ----        ----           ----           ----           ----           ----

The Corporation      $100        $105.94        $131.74        $172.04        $241.08        $386.73

NASDAQ Stock
Market (U.S.)         100         121.25         102.96         165.21         192.11         219.22

NASDAQ Bank
Stocks                100         111.15          81.40         133.57         194.19         221.32


                              PROPOSED AMENDMENT TO
                            ARTICLES OF INCORPORATION


PROPOSED ARTICLES 4 AND 5

       The Board of Directors has unanimously adopted a proposed amendment to
Article 4 and a new Article 5. Proposed Article 4 would (a) increase the number of shares of Common Stock the Corporation is authorized to issue from 10,000,000 to 30,000,000 shares and (b) authorize the Corporation to issue 6,000,000 shares of preferred stock ("Preferred Stock"), with such preferences, limitations, and relative rights as may be determined by the Board of Directors. Proposed
Article 5 would authorize the Board of Directors to fix the preferences, limitations and relative rights of one or more series of Preferred Stock, including preferences, limitations, and rights with respect to voting, dividends, conversion into other shares or securities of the Corporation, any liquidation of the Corporation, or other matters. In addition, current Articles 5 through 15 would be renumbered as Articles 6 through 16. The texts of Proposed Articles 4 and 5 are set forth in Appendix A.

       As of the Record Date, there were 7,103,755 shares of Common Stock issued and outstanding, including shares issued to former stockholders of First Kentucky Bancorp, Inc. upon completion of the Corporation's acquisition of First Kentucky Bancorp, Inc. on March 10, 1994. The Corporation's Board of Directors has reserved (i) 31,820 shares of Common Stock for issuance upon the exercise of options under the 1986 Stock Option Plan; (ii) 814,089 shares of Common Stock for issuance to shareholders who participate in the Corporation's Share Holder Dividend Reinvestment and Share Purchase Plan; and (iii) 1,118,000 shares of Common Stock for issuance to shareholders of Libsab Bancorp, Inc. under the terms of an Affiliation Agreement pursuant to which Liberty Bank & Trust Company in Mayfield, Kentucky would become a wholly owned subsidiary of the Corporation. In addition, if the proposed amendment to the 1986 Stock Option Plan is approved by the Corporation's shareholders, the number of shares of Common Stock subject to issuance upon the exercise of options would increase to 10% of the number of shares of Common Stock issued and outstanding. See "PROPOSED AMENDMENTS TO 1986 STOCK OPTION PLAN."

REASONS FOR AND INTENDED EFFECT OF THE PROPOSED AMENDMENT

       The Board of Directors believes that the ability to issue additional shares of Common Stock and a second class of stock in one or more series with a range of potential economic and voting rights will provide the Corporation with valuable flexibility in connection with future acquisitions, combinations, equity financings, stock distributions, stock splits, stock dividends, employee benefit plans and other corporate purposes.

       The specific terms of any series of Preferred Stock will depend primarily upon market conditions and other factors existing at the time of issuance. The Board of Directors does not intend to issue any Common Stock or Preferred Stock except on terms deemed to be in the best interests of the Corporation and its shareholders. Apart from its employee benefit plans, its dividend reinvestment plan and the proposed affiliation with Libsab Bancorp, Inc., the Corporation has no arrangements, agreements, understandings or plans at the present time for the issuance of shares of either the Preferred Stock or Common Stock.

       The additional authorized shares of Common Stock and Preferred Stock would be issuable by the Corporation without further authorization by shareholders on such terms as the Corporation's Board of Directors may lawfully determine. The effect of authorization and issuance of additional shares of

Common Stock (other than on a pro rata basis among holders of Common Stock) will be to dilute the present voting power of some or all holders of Common Stock.
In some circumstances, issuance of additional shares of Common Stock could result in the dilution of the net income per share, net book value per share, and voting rights of Common Stock currently outstanding. Holders Common Stock have no preemptive rights.

       Issuance of shares of Preferred Stock could create a class of securities outstanding that would have certain preferences with respect to dividends and in liquidation over Common Stock, and could enjoy certain voting rights, contingent or otherwise, in addition to those of Common Stock currently outstanding. In some circumstances, issuance of shares of Preferred Stock could result in the dilution of net income per share, net book value per share and voting rights of Common Stock currently outstanding.

EFFECT OF THE PROPOSED AMENDMENT AS TO TAKEOVERS

       The Board of Directors considers that its evaluation of any takeover bid should be based primarily on a determination of what is in the best interests of the Corporation and all of its shareholders. Factors influencing that determination may include the resultant effect of the takeover upon the Corporation's then remaining minority shareholders, its employees, its customers, and the communities that it serves. If a third party acquired control of the Corporation by purchasing less than all of the Corporation's outstanding stock, the value of the then minority shareholders' stock would be directly influenced by the effect of the takeover. For example, if the takeover has an adverse impact on the Corporation's employees and customers (or they perceive an adverse impact), the Corporation's business operations may also be adversely affected, thus diminishing the value of the shares held by the then minority shareholders.

       Proposed Articles 4 and 5 are not being recommended in response to any effort of which the Board of Directors is aware to obtain control of the Corporation, but rather are being recommended for the corporate reasons outlined above, as well as to increase the Board's flexibility to ensure fair treatment of the Corporation's shareholders in take-over situations generally.

       In takeover situations, the proposed Articles are intended to encourage persons seeking to acquire control of the Corporation to initiate such an acquisition through arms' length negotiations with the Corporation's management and Board of Directors. If adopted, the proposed Articles could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Corporation, even though such an attempt might, in some cases, be beneficial to the Corporation and its shareholders. Issuance of additional Common Stock or Preferred Stock could serve to discourage the accumulation of substantial common stock positions as a prelude to an attempted takeover of significant corporate restructuring, proxy fights and partial tender offers with the use of "two-tiered pricing." This would serve to increase management's stability, and thereby give it the necessary security to make long range corporate plans, as well as to respond to attempted acquisitions. It could also serve to prevent acquisitions resulting in dissimilar and possibly unfair treatment of the Corporation's shareholders. In addition, adoption of the Amendments could tend to reduce temporary fluctuations in the market price of the Corporation's stock that may be caused by accumulations of large blocks of the Corporation's stock. Accordingly, shareholders could be deprived of certain opportunities to sell their stock at a temporarily higher market price.

       Although the Board of Directors currently has no intention of doing so, shares of authorized, unissued and unreserved Preferred Stock or Common Stock could (within the limits imposed by applicable law) be issued to a holder who might thereby obtain sufficient voting power to ensure that any proposal to remove directors, or any alteration, amendment or repeal of the provisions to the Articles of

Incorporation described below, would not receive the shareholder vote required therefor. Accordingly, the power to issue new Preferred Stock or Common Stock could enable the Board of Directors to make it more difficult to replace incumbent directors or accomplish certain business combinations opposed by the incumbent Board of Directors.

       It would also be possible for the Corporation to issue shares of Common Stock or Preferred Stock to one party involved in a tender offer to equalize that party's position with respect to a competing tender offeror. This could enable management to ensure that shareholders receive a price for their shares that would be determined by competitive bidding. Authorized but unissued shares could be used, without further shareholder approval, to hinder the consummation of certain takeover attempts by diluting the ownership interest of a substantial shareholder or increasing the total amount of consideration necessary for an acquirer to obtain control through the implementation of a shareholder rights plan (or "poison pill") or by direct issuances of shares.

       The Proposed Articles will not prevent a takeover that is approved by Directors of the Corporation unaffiliated with the shareholder attempting to acquire control of the Corporation. The Proposed Articles will, however, make it more difficult for shareholders to remove directors and change the management of the Corporation. The Proposed Articles could have the effect of rendering more difficult or discouraging a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Corporation's securities, or the removal of incumbent management, and accordingly would have an adverse impact on shareholders who would want to participate in such a tender offer or takeover bid.

CURRENT ARTICLES

       The Corporation's Articles contain other provisions that could be deemed to have an "anti-takeover" use. For instance, the Corporation has a classified Board. The term of office of each class of directors varies, so that in any year shareholders elect approximately one-third of the Board of Directors. The vote of 80% of the shares entitled to vote in the election of directors is needed to remove any or all of the directors. The Corporation's Articles require the affirmative vote of the holders of at least 80% of the outstanding shares of the Corporation's voting stock to approve mergers and certain other "Business Combinations" (as defined in the Articles) with an entity controlled by a beneficial owner of more than 20% of the Corporation's voting stock (an "Interested Shareholder"). The supermajority voting provision does not apply if the transaction is either approved by a majority of the members of the Board of Directors who are unaffiliated with the Interested Shareholder and were directors before the Interested Shareholder became an Interested Shareholder (the "Disinterested Directors") or certain minimum price and procedural requirements are met.

       The 80% voting requirement subjects the approval of Business Combinations to supermajority voting requirements that would not otherwise apply. This provision, frequently called a "fair price" provision, is designed to help ensure fair treatment of all share-holders in the event of a takeover.

       The Articles also contain provisions that specifically permit the Corporation's Board of Directors to consider in its evaluation of any acquisition proposal received from another entity, in addition to the consideration being offered, factors such as (i) the Board of Directors' estimate of the current or future value of the Corporation in a freely negotiated transaction and as an independent entity, (ii) the competence, experience and integrity of the acquiring party, and (iii) the social, legal and economic effects upon the Corporation's various constituents and the communities in which it does business.

       Unless approved by a majority of the Disinterested Directors, none of the provisions of the Articles discussed above may be amended, repealed or otherwise changed without the affirmative vote of a supermajority proportion of the outstanding shares of voting stock. This proportion changes depending upon the number of shares owned by an Interested Shareholder, if any, but the required vote is the total of (i) the number of shares owned by an Interested Shareholder, and (ii) a majority of the shares not owned by an Interested Shareholder among its shareholders of record.

                                  *  *  *  *  *

       Articles 4 and 5 will be approved if the number of votes cast for the amendment exceeds the number of votes cast against it at a shareholders' meeting at which a majority of the shares of Common Stock outstanding are represented.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF THE AMENDMENT.


                           PROPOSED AMENDMENT TO 1986
                                STOCK OPTION PLAN

       The Corporation's shareholders originally adopted the Option Plan at the 1986 Annual Meeting. The Option Plan was amended and restated most recently as of February 16, 1994, subject to shareholder approval of the amendment at the 1994 Annual Meeting. The following summary of the Option Plan and the proposed amendments to it is qualified in its entirety by reference to the text of the Option Plan, as most recently amended and restated, which is included as Appendix B to this Proxy Statement.

       The purposes of the Option Plan are to promote the long-term success of the Corporation and to attract, retain and motivate key employees while creating a long-term mutuality of interest between such key employees and the Corporation's shareholders. The Option Plan currently provides for grants of stock options to certain key employees of the Corporation or any of its direct or indirect wholly owned subsidiaries.

       The Board of Directors has adopted unanimously a resolution proposing to amend and restate the Option Plan (the "Plan Amendment") to (1) extend the term of the Option Plan to February 16, 2004; (2) provide that the number of shares of Common Stock reserved for issuance under the Option Plan will increase automatically upon increases in the number of shares outstanding to equal 10% of the shares of Common Stock outstanding from time to time, provided that no more than 300,000 shares may be covered by incentive stock options ("ISOs") granted under the Option Plan; (3) authorize the Executive Committee, at its discretion, to grant stock appreciation rights exercisable solely for cash ("SARs") and options at an option exercise price less than the market price of the Common Stock at the date of grant, if the option recipient agrees to forgo income equal to the total amount of the discount ("Prepaid Options"); (4) authorize the Executive Committee, at its discretion, to grant rights to receive a specified number of shares over a specified period ("Restricted Stock") and contingent rights to receive a specified number of shares based upon the achievement of specified performance objectives over a specified time ("Performance Stock"); and (5) revise the description of the criteria for selection to the Executive Committee to correspond to Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Amendment is intended to allow the Corporation to continue to include stock-based incentive awards as a component of executive compensation and to increase the flexibility of the Executive Committee in structuring incentive compensation awards to eligible employees consistent with the purposes of the Option Plan. See "Plan Amendment," below.

SUMMARY OF THE OPTION PLAN

       The Option Plan currently provides for awards of two types of options. One type of option is the Incentive Stock Option ("ISO"), as defined in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). The second type of Option is the Non-qualified Stock Option ("NQSO"), which does not constitute an "incentive stock option" as defined in Section 422A of the Code.

       Effective immediately after the Annual Meeting the Corporation's Executive Committee, currently consisting of five non-management directors, will assume responsibility for administering the Option Plan. See COMMITTEES OF THE BOARD OF DIRECTORS. The Option Plan authorizes the Executive Committee to designate key employees of the Corporation or any wholly owned subsidiary to receive options under the Option Plan.

       The maximum number of shares of Common Stock that may be issued upon the exercise of options granted under the Option Plan currently is 600,000 shares, which may be adjusted for stock splits and certain other changes in capitalization. If options are for any reason cancelled, or expire or terminate unexercised, the shares covered by such options become available again for the grant of options. Currently, only 31,820 shares remain available for future option grants under the Option Plan. The Amendment would increase the number of shares authorized for issuance under the Option Plan immediately by approximately 103,000 shares and thereafter automatically in proportion to future increases in the number of shares of Common Stock outstanding. See "Plan Amendment," below.

       The Executive Committee determines whether an option is an ISO or a NQSO. The Executive Committee also determines the expiration date of each option, but no option may expire later than ten years from the date of grant.

       For ISOs granted after December 31, 1986, the aggregate fair market value, determined at the time the option is granted, of the stock with respect to which ISOs are exercisable for the first time by any eligible employee during any calendar year (under all such plans of the Corporation and its subsidiaries) cannot exceed $100,000. The fair market value of any grant is determined by multiplying the number of shares granted by the option exercise price, which cannot be less than the fair market value of the Common Stock on the date of the grant of the option. Fair market value is generally the last sale price for the Common Stock reported by the NASDAQ Market System on the date fair market values are to be determined. No ISO may be granted pursuant to the Option Plan to an individual who at the time such option is granted owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation.

       For an ISO granted before January 1, 1987, the recipient may not exercise any part of the option until all portions of previously granted ISOs have been exercised full or have expired. However, a recipient may exercise an ISO granted after December 31, 1986, or a NQSO of any grant date, even though a previously granted NQSO or ISO is still outstanding. No ISO may be exercised later than the tenth anniversary of its date of grant.

       In the event of a recipient's death or disability or a "change in control" of the Corporation, all options previously granted but not exercisable will immediately become fully exercisable. In general, the Option Plan provides that a "change in control" occurs when such a change would be required to be reported under certain federal securities laws, and specifically includes (a) a shareholder or group acquiring 20% of the Corporation's voting stock, (b) a substantial turnover among the members of the Board of Directors, (c) a substantial transfer of the Corporation's assets, (d) a change in control being contemplated by agreement, or (e) the Board of Directors adopting a resolution to the effect that a potential change in control has occurred.

       The option price may be paid in cash or Common Stock (including by withholding from stock that would otherwise be issued upon exercise, if the Executive Committee so allows), or a combination of both.

       No option granted under the Option Plan may be transferred except by will or the laws of descent and distribution.

       The Board of Directors may discontinue the Option Plan at any time and may amend the Option Plan as may be permitted by law, except the Board may not revoke or alter, in a manner unfavorable to the holders, any options then outstanding, or amend the Option Plan without the approval of the Corporation's shareholders so as to materially (i) increase the benefits accruing to the participants under the Option Plan; (ii) increase the number of securities that may be issued under the Option Plan (except for those relating to certain changes in capital structure, as discussed above); (iii) modify the requirements as to eligibility for participation in the Option Plan; or (iv) increase the cost of the Option Plan to the Corporation. This provision of the Option Plan is proposed for amendment. See "Plan Amendment," below.

PLAN AMENDMENT

       The Plan Amendment is intended to allow the Corporation to continue to include stock-based incentive awards as a component of executive compensation and to increase the flexibility of the Executive Committee, in structuring incentive compensation awards to eligible employees consistent with the purposes of the Option Plan.

       The Plan Amendment would extend the expiration date of the Option Plan from August 19, 1996 to February 16, 2004 and would change the number of shares authorized for issuance under the Option Plan from a fixed number of shares to a number based on a percentage of the number of shares of Common Stock outstanding from time to time. Thus, if the total number of shares of Common Stock outstanding were to increase, the number of shares issuable under the Option Plan would automatically increase to equal 10% of the total shares of Common Stock outstanding. The Plan Amendment sets this percentage at 10% to reflect the approximate ratio of the number of shares authorized for issuance when the Option Plan was originally adopted in 1986 to the number of shares of Common Stock then outstanding. Based on the 7,103,755 shares of Common Stock outstanding as of March 18, 1994, the Plan Amendment would increase the number of shares available for issuance under the Option Plan as of that date to 710,375 shares and, in accordance with the Code, would fix at 300,000 the number of shares issuable upon the exercise of ISO's granted under the Option Plan.
The number of shares authorized for issuance under the Option Plan, however, would not decrease if the number of shares of Common Stock outstanding decreased in the future. The Plan Amendment would significantly reduce the need to amend the Option Plan (or add new plans) in the future because insufficient shares were available for issuance in connection with stock-based incentive grants.

       The Plan also would authorize the Executive Committee to grant any eligible employee an award of SARs, Prepaid Options, Restricted Stock or Performance Stock as well as stock options. The ability to issue these other types of awards would give the Executive Committee the ability to structure more flexible stock-based incentive awards, awards exercisable for cash, as well as stock grants under the Option Plan.

       The grant of an SAR would be in tandem with a grant of a stock option and the exercise of the SAR would be in lieu of any simultaneous or subsequent exercise of such option. An SAR would entitle the recipient to receive a cash payment from the Corporation equal to the difference between (i) the fair market value of the Common Stock with respect to which the option and SAR are granted and unexercised, and (ii) the aggregate option price of such Common Stock. SARs granted under the Option Plan could be exercised solely for cash. A person subject to the short-swing profit provisions of the Exchange Act could exercise an SAR for cash only during the period beginning on the third business day and ending on the twelfth business day following the date of public release of the Corporation's quarterly financial report. The grant of SARs under the Option Plan otherwise is subject to all conditions applicable to options granted under the Option Plan.

         Prepaid Options are NQSOs granted at an exercise price up to 25% less than the market value of the Common Stock on the date of grant. The Option Plan authorizes the Executive Committee, at its discretion, to grant Prepaid Options to an employee who agrees to forgo income equal to the amount option price is discounted from market value of the Common Stock. Thus, Prepaid Options provide a useful means of deferring income.

       Restricted Stock may be granted in such form as the Committee approves from time to time. Shares awarded pursuant to restricted stock awards are subject to such conditions, terms, restrictions against transfer, substantial risks or forfeiture and attainment of performance objectives and for such periods as the Committee determines. The recipient of a Restricted Stock award will have all the other rights of a shareholder with respect to shares of Restricted Stock, including, but not limited to the right to receive dividends and the right to vote the shares.

       Performance Stock awards entitle a recipient to receive Common Stock in the future based on the degree of attainment by the Corporation of pre-established performance targets over a specified performance period. The performance targets may relate to corporate, division or unit performance of the Corporation, or any subsidiary, division or unit thereof, over the performance period and may be established in terms of growth in revenue, earnings per share, ratio of earnings to shareholders' equity or to total assets, or other performance targets as determined by the Committee in its discretion.

       The Plan Amendments also would revise the description of the criteria for selecting members of the Executive Committee who administer the Plan. Rule 16b-3 under the Exchange Act currently requires that stock-based incentive plans be administered by disinterested persons if grants under such plans are to be exempt from short-swing profit liability. The Securities and Exchange Commission amended the definition of "disinterested persons" in 1991. By amending the selection criteria for the Executive Committee to require that members be "disinterested persons" as defined by Rule 16b-3 under the Exchange Act, the Plan Amendment would reduce the need to amend the Option Plan when there is a change in applicable law.

FEDERAL INCOME TAX CONSEQUENCES

       The holder of a NQSO does not recognize taxable income as a result of the grant of a NQSO. However, upon the exercise of a NQSO (whether the purchase price is paid in cash or partly or entirely with shares of Common Stock already owned by the optionee), an optionee recognizes ordinary income in an amount equal to the difference between the fair market value on the date of exercise of the shares received on exercise and the option exercise price. Such amount is subject to applicable withholding requirements and is deductible for tax purposes by the Corporation.

       The tax basis of shares purchased is the fair market value of the shares on the date of exercise, except that to the extent already owned shares are tendered as part of the purchase price, a like number of shares received upon exercise will have the same tax basis and holding period as the shares tendered. If the shares purchased pursuant to the exercise of a NQSO are held as a capital asset for more than one year (including in the holding period of any shares received in exchange for shares surrendered, the holding period of the surrendered shares), any gain or loss recognized upon the sale of the shares will be taxed as a long-term capital gain or loss.

       When an officer or director who is subject to Section 16(b) of the Exchange Act exercises a NQSO, the optionee will recognize ordinary income for federal income tax purposes on the first date that sale of such shares would not be subject to potential liability under Section 16(b) of the Exchange Act. The optionee may make an appropriate election within thirty days after the date of exercise, in which case the optionee is taxed at the date of exercise as if he
were not an insider.   The ordinary income recognized will be the excess, if
any, of the fair market value of the Common Stock on such later date over the option price, and the Corporation's deduction also will be deferred until such later date.

       The holder of an ISO does not recognize taxable income as a result of the grant of an ISO. Further, upon the exercise of an ISO, assuming certain conditions are met and the holder is not subject to the alternative minimum tax rules (for which purpose income is deemed to have been recognized), the holder will not recognize any taxable income. If shares of Common Stock acquired pursuant to the exercise of any ISO are held for two years after the date of grant of the option and one year after the date of exercise of the option, then any gain or loss recognized on disposition of the shares will be taxed as a long-term capital gain or loss.

        In connection with the grant or exercise of an ISO the Corporation will not withhold for payment of income taxes and, in usual circumstances, the Corporation will not be entitled to any income tax deduction in connection with the grant or exercise of any ISO. However, if a holder of Common Stock acquired under an ISO makes a "disqualifying disposition" of such shares (in other words, disposition within one year from the date the shares were acquired or within two years of the date of grant of the option), then ordinary income will be recognized by the optionee and the Corporation will be entitled to a commensurate income tax deduction measured by the lesser of (1) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) the excess of the fair market value of the shares on the date of the disqualifying disposition over the option price. Also, any excess of the fair market value of such shares on the date of exercise will, if the shares have been held as a capital asset by the optionee, be a long-term or short-term capital gain depending upon the optionee's holding period for such shares.

       Upon the exercise of SARs or the receipt of a Performance or Restricted Stock grant that is not subject to a risk of forfeiture, the grantee recognizes ordinary income and the Corporation is entitled to a deduction measured by the amount of cash or the fair market value of the shares received. Income tax withholding is required.

       Absent an election under Section 83(b) of the Code, dividends paid on Restricted Stock while it remains subject to substantial restrictions are treated as compensation for federal income tax purposes. Again, absent a
Section 83(b) election, the grantee of a Restricted or Performance Stock award that is subject to a risk of forfeiture recognizes ordinary income and the Corporation is entitled to a deduction at the time the restrictions lapse or at the time the stock becomes transferable. The amount of income is measured by the fair market value of the shares at the time of lapse. Income tax withholding is required, and such income is subject to all applicable payroll taxes.

NEW PLAN BENEFITS

       The table below sets forth the amounts received under the Option Plan in 1993 by the executive officers named in the summary compensation table on page 11 and the Corporation's executive officers, non-executive directors, and non-executive officers, in each case taken as a group. Future awards under the Option Plan will be at the discretion of the Executive Committee and therefore cannot currently be determined.


                                NEW PLAN BENEFITS

                             1986 Stock Option Plan

- -------------------------------------------------------------------------------

                                              Dollar             Number of
Name and Position                            Value ($)(1)         Units (2)
- -----------------                            ------------        -------------

Aubrey W. Lippert, Chairman
 of the Board, President and
 Chief Executive Officer                       $     0                     0

Stephen B. Kight, Executive
 Vice President                                      0                     0

Alan B. Kleet, Chief
 Financial Officer and
 Treasurer                                           0                     0

George B. Shaw, President
 and Chief Operating
 Officer of PFNB                                86,200                10,000

Executive Group                                 86,200                10,000

Non-Executive Director Group                        0                      0

Non-Executive Officer Employee
 Group                                              0                      0

______________________________

(1) Based on the closing market of the Common Stock on December 31, 1993.

(2) Represents number of shares underlying stock options.


       The Plan Amendment will be approved if the number of votes cast for the Plan Amendment exceeds the number of votes cast against it at a shareholders meeting at which a majority of the shares of Common Stock outstanding are represented.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" AMENDMENT OF THE 1986 STOCK OPTION PLAN.

                 RATIFICATION OF APPOINTMENTS TO AUDIT COMMITTEE

       The Board of Directors has appointed Messrs. Dibert, Fairhurst, Hancock, and Rhodes and Ms. Sanders to serve on the Audit Committee, subject to ratification by the Corporation's shareholders at the Annual Meeting. The ratification of the appointments to the Audit Committee by the shareholders is not required by law or by the Corporation's Bylaws. The Board of Directors is submitting this matter to the shareholders in the belief that it is a good practice to do so.

       THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS RATIFY THE APPOINTMENTS OF THE MEMBERS OF THE AUDIT COMMITTEE.

       In the absence of instruction to the contrary, shares represented by proxy forms will be voted in favor of the ratification of the members of the Audit Committee. If a majority of the votes cast on this matter is not cast in favor of the ratification of the appointments, the appointees will decline to serve, and the Board of Directors will appoint other non-management directors to serve on the Audit Committee, whose appointment will be subject to ratification by the shareholders at the 1995 Annual Meeting.


                   INFORMATION CONCERNING INDEPENDENT AUDITORS

       The firm of KPMG Peat Marwick, Certified Public Accountants, has served as independent auditors for the Corporation since its commencement of operations in 1983. Representatives of KPMG Peat Marwick will be present at the 1994 Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.


                                     GENERAL

       All expenses of preparing, printing, mailing and delivering the Proxy Statement and all materials used in the solicitation of proxy forms will be borne by the Corporation. In addition to the use of the mails, proxy forms may be solicited by personal interview, telephone, and telegraph by directors, officers, and other employees of the Corporation, none of whom will receive additional compensation for such services. The Corporation will also request brokerage houses, custodians, and nominees to forward soliciting materials to the beneficial owners of the Common Stock held of record by them and will pay reasonable expenses of such persons for forwarding these materials.


SHAREHOLDER PROPOSALS

       Any proposals by shareholders to be presented at the 1995 Annual Meeting must be received by the Secretary of the Corporation prior to November 24, 1994, to be included in the Proxy Statement for the 1995 Annual Meeting.

SECTION 16(a) REPORTS

       Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and officers of the Corporation and persons who beneficially own ten percent or more of the Common Stock to file reports with the Securities and Exchange Commission and the Corporation with respect to their beneficial ownership of the Corporation's equity securities. Based on its review of the reports furnished to the Corporation during and with respect to 1993, the Corporation believes that its directors, officers, and beneficial owners have filed all required reports in a timely manner, except for Joe Dick, a director, who filed one report with respect to one transaction after the report was due.

OTHER MATTERS

       The directors and officers of the Corporation do not know of any matters to be presented for shareholder approval at the meeting other than those described in the Proxy Statement. If any other matters should come before the meeting, the Board of Directors intends that the persons designated on the enclosed proxy form, or their substitutes, will vote the shares represented by the proxy form in accordance with their best judgment on such matters.

       A copy of the Corporation's Annual Report on Form 10-K as filed with the Securities and Exchange Commission is available without charge by calling or writing Allan B. Kleet, Chief Financial Officer, Peoples First Corporation, P.O. Box 2200, Paducah, Kentucky 42002.

                                   By Order of the Board of Directors.

                                   A. Howard Arant
                                   Secretary
                                   PEOPLES FIRST CORPORATION

Paducah, Kentucky
March 24, 1994

                                   APPENDIX A


                            PROPOSED ARTICLES 4 AND 5
                          TO ARTICLES OF INCORPORATION


     4. AUTHORIZED CAPITAL STOCK. The aggregate number of shares the Corporation shall have authority to issue shall be 36,000,000 shares divided into (a) 6,000,000 shares of preferred stock ("Preferred Stock") with such preferences, limitations and relative rights as may be determined by the Board of Directors pursuant to Article 5 and which may be divided into and issued in series; and (b) 30,000,000 shares of common stock ("Common Stock").

     5. RELATIVE RIGHTS AND PREFERENCES. The preferences, limitations and relative rights in respect of the shares of Preferred Stock and shares of Common Stock shall be as follows:

          (a) PREFERRED STOCK. The Board of Directors may determine, in whole or in part, the preferences, limitations, and relative rights of the Preferred Stock, or one or more series of Preferred Stock, before the issuance of any such shares, which preferences, limitations and relative rights shall be specified in a subsequent amendment to these Articles of Incorporation adopted by the Board of Directors and may include, without limitation;

               (1) Special, conditional, or limited voting rights, or no rights to vote (except to the extent prohibited by law);

               (2) That the shares be redeemable or convertible (i) at the option of the Corporation, the shareholder or another person or upon the occurrence of a designated event; (ii) for cash, indebtedness, securities, or other property; (iii) in a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events.

               (3) Rights entitling the holders to distributions calculated in any manner, including dividends that may be cumulative, noncumulative, or partially cumulative;

               (4) Preferences over any other class of shares with respect to distributions, including dividends and distributions upon the dissolution of the corporation; and

               (5) Other preferences, limitations, or relative rights not prohibited by law.

          (b) COMMON STOCK. Each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. The Common Stock shall be subject to the provisions of Article 4 and the provisions of any resolution or resolutions validly adopted by the Board of Directors in exercise of the authority vested in the Board of Directors by this Article 5.

                                   APPENDIX B



                            PEOPLES FIRST CORPORATION
                             1986 STOCK OPTION PLAN

                 As Amended and Restated as of February 16, 1994

I.    PURPOSE

        The purposes of this Peoples First Corporation 1986 Stock Option Plan (the "Plan") are to promote the long term success of Peoples First Corporation (the "Corporation") and to attract, retain, and motivate key employees while creating a long-term mutuality of interest between such key employees and the Corporation's shareholders. Pursuant to this Plan, the Corporation may grant key employees options to purchase shares ("Options") of the Corporation's common stock ("Common Stock"), Stock Appreciation Rights ("SARs"), and grants of Common Stock ("Stock Grants").

II.     ADMINISTRATION

        The Executive Committee (the "Committee") of the Board of Directors of the Corporation (the "Board") shall administer the Plan. All powers and functions of the Committee may, however, at any time and from time to time be exercised by the Board; provided, that decisions under the Plan relating to employees who are members of the Board shall be made solely by the Committee. Members of the Committee shall be chosen from members of the Board who are "disinterested persons," as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall have full power to construe or interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable to administer the Plan.

III.    ELIGIBILITY FOR AWARD

        The Committee shall designate key employees of the Corporation or any direct or indirect subsidiary of the Corporation to receive awards under the Plan.

IV.     ALLOTMENT OF SHARES

        Shares of Common Stock to be issued under the Plan shall be made available from authorized but unissued shares. The aggregate number of shares of Common Stock that may be issued under the Plan shall be increased automatically upon increases in the number of shares outstanding to equal 10% of the number of shares of Common Stock outstanding from time to time, provided that the number of shares covered by "Incentive Stock Options," as contemplated by and defined in Section 422A of the Internal Revenue Code of 1986 (the "Code"), granted under the Plan shall not exceed 300,000 shares, subject to adjustment pursuant to Section IX of the Plan. If any Option or SAR for any reason expires or terminates before its exercise in full, or any Stock Grant is forfeited for any reason, the shares covered by such awards shall again be available for the grant of awards within the limits provided by the preceding sentence. Awards may be granted to such eligible employees, and in such amounts as the Committee, in its sole discretion, may from time to time determine; provided, however, in the case of "Incentive Stock Options", (i) such eligible employee, at the time the Option is granted, does not own Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the

Corporation; (ii) for Options granted after December 31, 1986, the aggregate Fair Market Value (as defined in Section VIII hereof), determined at the time the Option is granted, of the shares with respect to which Incentive Stock Options are exercisable for the first time by any eligible employee during any calendar year (under this Plan and any other stock option plan of the Corporation and its subsidiaries) shall not exceed $100,000; and (iii) for Options granted before January 1, 1987, the aggregate Fair Market Value of the Common Stock for which any eligible employee may be granted Incentive Stock Options in any calendar year shall not exceed $100,000 plus any Unused Limit Carryover to such year. "Unused Limit Carryover" as to any calendar year shall have the meaning assigned to such term by Section 422A(c)(4) of the Internal Revenue Code of 1954, as amended (the "1954 Code").

V.      GRANTING OF OPTIONS AND STOCK APPRECIATION RIGHTS

        All Options granted under the Plan shall be in such form as the Committee may from time to time approve. It is intended that some of the Options granted under this Plan will be Incentive Stock Options and that other Options granted under the Plan will be "Nonqualified Stock Options" governed by
Section 83 of the Code. All Options granted under the Plan shall be subject to the following terms and conditions:

                (a) Option Price. The option price per share with respect to each Option shall be determined by the Committee. The option price shall not be less than 100% of the Fair Market Value of the Common Stock on the date the Option is granted. Notwithstanding the immediately preceding sentence, the Committee shall have the discretion to authorize the grant of an Option that is not an Incentive Stock Option (a "Nonqualified Stock Option") with, or the modification of an outstanding Option to provide for, an option price not less than 75% of the Fair Market Value of the Common Stock on the date the Option is granted or modified in consideration of the Optionee's agreement to defer salary or bonus pay in an amount equal to the difference between the aggregate option price of the Option and the aggregate Fair Market Value of the shares of Common Stock subject to the Option.

                (b) Term of Option. The term of each Option shall be fixed by the Committee, but shall in no case exceed ten years.

                (c)    Payment.  The option price shall be payable (i) in cash;
(ii) by tender to the Corporation of shares of Common Stock (including "restricted stock", as defined in Rule 144 under the Securities Act of 1933, which shall be valued as if it were not subject to restrictions on transfer or possibilities of forfeiture) owned by the Optionee; or (iii) by any combination thereof. If permitted by the Committee, at its sole discretion, an Optionee may satisfy the option price for an Option by electing to have the Corporation retain that number of shares subject to such Option having an aggregate Fair Market Value equal to the aggregate option price of the Option, subject to any limitations imposed by Section 16 of the Exchange Act and any rule thereunder. If shares of "restricted stock" are tendered as consideration for the exercise of an Option, a number of shares issued upon the exercise of such Option, equal to the number of shares of "restricted stock" tendered as consideration thereof, shall be subject to the same restrictions as the "restricted stock" so tendered and any additional restrictions that may be imposed by the Committee. No shares shall be issued until full payment has been made, at which time the Optionee shall acquire the rights of a shareholder.

                (d) Exercise of Options. Except as otherwise provided in this Plan or established by the Committee, each Optionee shall earn the right to purchase 25% of the total shares of Common Stock available to that Optionee under the applicable Option Agreement ("Option Stock") during each of the first four successive 12-month periods following the Option Grant. The Optionee's right to purchase shares of Option Stock shall cumulate and carry over to subsequent 12-month periods with respect to unpurchased shares of Option Stock. After the fourth year following an Option Grant, the Optionee may purchase any or all Option Stock not previously acquired under the applicable Option Agreement.

        The Committee may, in its sole discretion, prescribe shorter or longer time periods and additional requirements with respect to exercise of an Option.

        In no event shall any Option be exercisable after the expiration of ten years from the date upon which the Option was granted. No Incentive Stock Option granted before January 1, 1987, may be exercised by an optionee while there are outstanding (within the meaning of Section 422(c)(7) of the 1954 Code) any Incentive Stock Options previously granted to that optionee by the Corporation; Incentive Stock Options granted after December 31, 1986, may be exercised in any sequence.

        Notwithstanding the foregoing, upon a Change of Control of the Corporation as defined in Section VII, the Optionee may purchase all Option Stock not previously acquired by the Optionee under the applicable Option Agreement.

                (e) Termination of Employment. Upon the termination of an Optionee's employment (for any reason other than retirement, disability, death or termination for deliberate, willful or gross misconduct), option privileges shall be limited to the shares which were immediately purchasable at the date of such termination and such option privileges shall expire unless exercised within three months after the date of such termination. If an Optionee's employment is terminated for deliberate, willful or gross misconduct, as determined by the Committee, all rights under the Option shall expire upon receipt of the notice of such termination.

                (f) Retirement, Preretirement Disability or Preretirement Death of an Optionee. In the event of an optionee's retirement, preretirement disability (within the meaning of Section 105(d)(4) of the Code) or preretirement death, option privileges shall apply to all options granted prior to such event without regard to whether such options were otherwise exercisable under Section V(d). Option privileges shall expire unless exercised (by legal representatives or beneficiaries in the event of death) within one year after an optionee's death or termination of employment due to disability or within three months after termination of employment due to retirement.

                (g) Stock Appreciation Rights. The Committee, in its discretion, may grant to any eligible employee an SAR in tandem with an Option, provided that the SAR shall be in lieu of any simultaneous or subsequent exercise of such Option. An SAR shall entitle the Optionee to receive from the Corporation a cash payment equal to the difference between (i) the Fair Market Value of the Common Stock with respect to which the Option and SAR are granted and unexercised and (ii) the aggregate option price of such shares. Any election by an Optionee who is subject to the short-swing profit rules of
Section 16 of the Exchange Act to exercise all or a portion of an SAR for cash shall be made during the period beginning on the third business day and ending on the twelfth business day following the date of public release of the Corporation's quarterly summary of sales and earnings. The grant of SARs under the Plan shall otherwise be subject to all of the terms and conditions applicable to the grant of Options under the Plan.

VI.     STOCK GRANTS

                (a) Terms and Conditions. The Committee, in its discretion, may award a Stock Grant to any eligible employee. Each Stock Grant confers upon the recipient thereof either (i) the unconditional right to receive a specified number of shares of Common Stock at one time or over a specified period ("Restricted Stock"); or, (ii) in the discretion of the Committee, the contingent right, upon the achievement of specified performance objectives within a specified period, to receive a specified number of shares of Common Stock ("Performance Stock"). The period for a Restricted Stock Grant or the performance objectives and the period of duration of any Performance Stock Grant, and any other terms and conditions applicable to the Stock Grant, shall be set forth in a Stock Grant Agreement at the time the Stock Grant is made.

                (b) Restricted Stock. Shares of Common Stock awarded under a Restricted Stock Grant, and the right to vote and to receive dividends on such shares, may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise incumbered except as herein provided during the restriction period applicable to such shares. Notwithstanding the foregoing, and except as otherwise provided in the Plan, the recipient of a Restricted Stock Grant shall have all the other rights of a shareholder with respect to shares of Restricted Stock, including but not limited to, the right to receive dividends and the right to vote such shares. Each certificate issued in respect of shares issued pursuant to a Restricted Stock Grant shall be deposited with the Corporation or its designee, and shall bear the following legend:

        This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in the Peoples First Corporation 1986 Stock Option Plan and an agreement entered into between the registered owner and Peoples First Corporation.
        Such terms and conditions shall be released only in accordance with the provisions of the Plan and the agreement, which are on file with the Secretary of Peoples First Corporation.


Upon the lapse the restrictions set forth in Restricted Stock Agreement, the Corporation shall promptly deliver to the recipient stock certificates representing shares of Common Stock formerly subject to the Restricted Stock Grant without the legend set forth above.

                (c)    Performance Stock.

                       (i) Performance Targets. The Committee shall establish maximum and minimum performance targets to be achieved with respect to each Performance Stock Grant during the performance period, which target shall be set forth in the Performance Stock Agreement. The Recipient shall be entitled to delivery of all Performance Stock if the maximum targets are achieved during the performance cycle, but shall be entitled to delivery of a portion of the Performance Stock according to the level of achievement of performance targets, as specified by the Committee, for performance during the performance period that meets or exceeds the minimum target but fails to meet the maximum target. The performance targets established shall relate to performance of the Corporation, or any subsidiary thereof, and may be established in terms of growth and gross revenue, earnings per share, ratio of earnings to stockholders' equity or to total assets, or such other performance targets as may be determined by the Committee in its discretion. Multiple targets may be used and may have the same or different weight, and they may relate to absolute performance, or relative performance as measured against other time periods or corporations or banks. At any time before delivery of Performance Stock, the Committee may adjust previously established performance targets and other terms and conditions, including the Corporation's or other corporations' financial performance for Plan purposes, to reflect major unforeseen events such as changes in laws, regulations or accounting practices, mergers, acquisitions or divestitures, or extraordinary, unusual or nonrecurring items or events.

                       (ii) Delivery. Following the conclusion of each performance period, the Committee shall determine the extent to which performance targets have been attained for such period as well as the extent to which the other terms and conditions established by the Committee have been met. The Committee shall determine what, if any, shares are due on a Performance Stock Grant.

                (d) Termination of Employment. If the recipient of a Restricted Stock Grant ceases to be an employee of the Corporation or its subsidiaries for any reason before the lapse of restrictions applicable to any Restricted Stock, all Restricted Stock as to which there still remain unlapsed restrictions shall be forfeited by the recipient without payment of any consideration by Corporation, and the recipient shall not thereafter have any further rights or interest in such shares. If a recipient of a Performance Stock Grant ceases to be an employee of the Corporation or its subsidiaries before the end of the applicable performance period by reason of death, disability, retirement (including early retirement with the consent of the Corporation) or involuntary separation without cause, the recipient's Performance Stock, to the extent earned under applicable performance targets shall be deliverable or payable at the end of the performance period in proportion to the active service of the recipient during the performance period, as determined by the Committee. Upon any other termination of employment, all outstanding Performance Stock Awards held by the recipient shall be cancelled unless the Committee determines otherwise.

VII.    ACCELERATION OF EXERCISABILITY ON CHANGE OF CONTROL

        Upon a Change of Control of the Corporation: (i) Options and SARs theretofore granted and not previously exercisable shall become fully exercisable to the same extent and in the same manner as if they had become exercisable by passage of time in accordance with the provisions of the Plan relating to periods of exercisability and to termination of employment; (ii) each Stock Grant still subject to forfeiture in accordance with the provisions of the Stock Grant Agreement under which it was originally issued shall no longer be forfeitable; and (iii) each Performance Stock Grant subject to satisfaction of performance criteria shall become issuable to the same extent and in the same manner as if the performance criteria had satisfied the maximum performance targets set forth in the Stock Grant Agreement.

        For purposes of the Plan, a "Change of Control" of the Corporation shall mean a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A under the Exchange Act; provided that, without limitation, such a change of control shall be deemed to have occurred if: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding stock; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (iii) the business of the Corporation for which the optionee's services are principally performed is disposed of by the Corporation pursuant to a partial or complete liquidation of the Corporation, a sale of assets of the Corporation, or otherwise.

        A Change of Control shall also be deemed to occur if (iv) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change of Control of the Corporation; (v) any person (including the Corporation) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change of Control of the Corporation;

or (vi) the Board adopts a resolution to the effect that a potential Change in Control of the Corporation for purposes of this Plan has occurred.

VIII.   FAIR MARKET VALUE

        "Fair Market Value" shall mean the value of a share of Common Stock on a particular date, determined as follows: (i) if the Common Stock is not listed on such date on any national securities exchange, the last sales price (or, if none on that date, on the most recent date on which there was a last sales price quotation), as reported by the National Association of Securities Dealers Automated Quotation System, the National Quotation Bureau, Incorporated, or other similar service selected by the Committee; (ii) if the common stock is neither listed on such date on a national securities exchange nor traded in the over-the-counter market, the fair market value of a share on such date as determined in good faith by the Committee; or (iii) if the Common Stock is listed on such date on one or more national securities exchanges, the last reported sale price of a share on such date as recorded on the composite tape system or, if such system does not cover the Common Stock, the last reported sale price of a share on such date on the principal national securities exchange on which the Common Stock is listed or, if no sale of Common Stock took place on such date, the last reported sale price of a share on the most recent day on which a sale of a share took place as recorded by such system or on such exchange, as the case may be.

IX.      ADJUSTMENT IN THE EVENT OF RECAPITALIZATION
         OF THE CORPORATION

        In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure of the Corporation, the Committee shall make such adjustments, if any, subject to approval by the Board, as are appropriate in the number and kind of shares authorized by the Plan, in the number and kind of shares covered by Options, SARs or Stock Grants and in the option price or any performance criteria related to Common Stock.

X.      NONTRANSFERABILITY OF AWARDS

        Awards granted under the Plan (other than Stock Grants no longer subject to risk of forfeiture) may not be transferred except by will or the laws of descent and distribution or pursuant to a "qualified domestic relations order" (as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder) and, during the lifetime of the employee to whom granted, may be exercised only by such employee or the employee's guardian or legal representative.

XI.     TAX WITHHOLDING

        Any Optionee of a Nonqualified Stock Option or recipient of a Stock Grant shall make arrangements satisfactory to the Committee to pay to the Corporation, either (i) at the time of exercise of the Option or receipt of the Stock Grant, or (ii), if the Optionee or Stock Grant recipient does not make the
Section 83 election although subject to a risk of forfeiture with respect to stock received at exercise of an option or at receipt of a Stock Grant, no later than the date as of which the difference between the Fair Market Value of the Common Stock subject to an Option and the option price, or the Fair Market Value of the Common Stock subject to a Stock Grant, first becomes includable in the gross income of the Optionee for income tax purposes, any federal, state or local taxes required to be withheld with respect to such shares.

XII.    AMENDMENTS AND DISCONTINUANCE

        The Board may discontinue the Plan at any time and may from time to time amend or revise the terms of the Plan without shareholder approval to the extent permitted or required by federal income tax or other applicable statutes or regulations; provided, however, that the Board may not revoke or alter, in a manner unfavorable to then existing optionees.

XIII.   EFFECTIVE DATE AND TERM OF THE PLAN

        The Plan became effective upon approval of the Plan by the Corporation's shareholders on August 19, 1986 (the "Effective Date"), and it has been amended and restated as of March 2, 1987 and February 16, 1994. No option shall be granted pursuant to this Plan later than February 16, 2004, but Options theretofore granted may extend beyond that date in accordance with their terms and the provisions of the Plan.

             THIS PROXY FORM IS SOLICITED BY THE BOARD OF DIRECTORS

                (PLEASE DATE, MARK, SIGN AND RETURN IMMEDIATELY)

                            PEOPLES FIRST CORPORATION
                                Paducah, Kentucky

     The undersigned hereby appoints A. Howard Arant and Stephen B. Kight, or either one of them (with full power to act alone), my proxy, each with the power to appoint his substitute, to represent me to vote all of the Corporation's Common Stock which I held of record or am otherwise entitled to vote, at the close of business on March 18, 1994, at the 1994 Annual Meeting of Shareholders to be held on April 26, 1994, at 4:00 p.m., and at any adjournments thereof, with all powers the undersigned would possess if personally present, as follows:


I.   ELECTION OF DIRECTORS.

     ___  FOR all nominees listed below (except as otherwise indicated below)

     ___  AGAINST all nominees listed below

          Walter L. Apperson, Gathiel D. Baker William R. Dibert,
               R.E. Fairhurst, Jr., Dennis W. Kirtley, Aubrey W. Lippert, Allan Rhodes, Jr.

(INSTRUCTION:  To withhold authority to vote for any individual nominee, write the nominee's name on the line.)

            ________________________________________________________

II.  AMENDMENT TO ARTICLES OF INCORPORATION.

     _____    FOR        _____    AGAINST         _____   ABSTAIN


III. AMENDMENT TO 1986 STOCK OPTION PLAN.

     _____    FOR        _____    AGAINST         _____   ABSTAIN


IV.  RATIFICATION OF APPOINTMENTS TO AUDIT COMMITTEE.

     _____    FOR        _____    AGAINST         _____   ABSTAIN


V. OTHER BUSINESS. In their discretion, the Proxies are authorized to act upon such other matters as may properly be brought before the Annual Meeting or any adjournment thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES LISTED IN ITEM 1 AND "FOR" ITEMS 2, 3 AND 4.


                         [PLEASE SIGN AND DATE ON BACK]

     This proxy form relates to ALL shares owned by the undersigned, including any shares of Common Stock held in the undersigned's account under the Corporation's Share Owner Dividend Reinvestment and Stock Purchase Plan.

     This proxy form is solicited by the Board of Directors and will be voted as specified and in accordance with the accompanying proxy statement. If no instruction is indicated, this proxy form will be voted "FOR" all of the nominees listed in Item 1 and "FOR" Items 2, 3 and 4.

     Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign partnership name by authorized person.

Date _______________, 1994
                                             Signature
Please check one of the following:

___ I will attend the Annual Meeting.
___ I will not attend the Annual Meeting.    Signature if held jointly

                           ESOP PARTICIPANT DIRECTION

                (PLEASE DATE, MARK, SIGN AND RETURN IMMEDIATELY)

                            PEOPLES FIRST CORPORATION
                                Paducah, Kentucky

     The undersigned hereby directs Peoples First National Bank, as Trustee under the People First Employee Stock Ownership Plan (the "Plan") to appoint
A. Howard Arant and Stephen B. Kight, or either one of them (with full power to act alone), my proxy, each with the power to appoint his substitute, to represent me to vote all of the Corporation's Common Stock held by the Plan for my account at the close of business on March 18, 1994, which I am entitled to vote, at the 1994 Annual Meeting of Shareholders to be held on April 26, 1994, at 4:00 p.m., and at any adjournments thereof, with all powers the undersigned would possess if personally present, as follows:

     1.   ELECTION OF DIRECTORS.

          ___ FOR all nominees listed below (except as otherwise indicated below)

          ___  AGAINST all nominees listed below

          Walter L. Apperson, Gathiel D. Baker, William R. Dibert,
               R.E. Fairhurst, Jr., Dennis W. Kirtley, Aubrey W. Lippert, Allan Rhodes, Jr.

(INSTRUCTION:  To withhold authority to vote for any individual nominee, write the nominee's name on the line below.)

            ________________________________________________________

     2.   AMENDMENT TO ARTICLES OF INCORPORATION.

          ___   FOR      ___   AGAINST       ___   ABSTAIN

     3.   AMENDMENT TO 1986 STOCK OPTION PLAN.

          ___   FOR      ___   AGAINST       ___   ABSTAIN

     4.   RATIFICATION OF APPOINTMENTS TO AUDIT COMMITTEE.

          ___   FOR      ___   AGAINST       ___   ABSTAIN

     5. OTHER BUSINESS. In their discretion, the Proxies are authorized to act upon such other matters as may properly be brought before the Annual Meeting or any adjournment thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES LISTED IN ITEM 1 AND "FOR" ITEMS 2, 3 AND 4.


Date _______________, 1994         ____________________________________________
                                   Signature